PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-225551 Dated November 1, 2018 (To Prospectus dated October 31, 2018 and Product Supplement dated October 31, 2018)

UBS AG Trigger Autocallable Optimization Securities

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of an exchange traded fund (the “underlying asset”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10 and will be offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.

UBS will automatically call the Securities if the closing price of the underlying asset on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you a call price on the applicable call settlement date equal to the principal amount plus the applicable call return, which increases the longer the Securities are outstanding and is based on the per annum call return rate. The observation dates, call return rate, call returns, call prices and call settlement dates will be specified in the relevant final terms supplement for your Securities.

If the Securities are not called, at maturity, UBS will either pay the principal amount per Security or, if the closing price of the underlying asset on the final valuation date is less than the specified trigger price, you will be fully exposed to the negative underlying return and UBS will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline of the underlying asset over the term of the Securities. The trigger price will be specified in the relevant final terms supplement for your Securities.

Investing in the Securities involves significant risks. The Securities do not pay interest and you may lose a significant portion or all of your initial investment. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire initial investment.

Features
❑	Call Return — UBS will automatically call the Securities and pay you a call price equal to the principal amount of your Securities plus the call return if the closing price of the underlying asset on any observation date is equal to or greater than the initial price. The call return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.
❑	Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called on any observation date and the closing price of the underlying asset is equal to or greater than the trigger price on the final valuation date, UBS will pay you the principal amount per Security at maturity. If the final price of the underlying asset is less than the trigger price on the final valuation date, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline in the price of the underlying asset from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities through maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the accompanying product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission (the “SEC”) for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Market-Linked Securities product supplement dated October 31, 2018:

http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Securities, including the estimated initial value, and will indicate the identity of the underlying asset and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities, and for either the trigger price or call return rate, depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the accompanying product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Autocallable Optimization Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018, relating to the Securities generally, and references to “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated October 31, 2018.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Table of Contents

Prospectus Supplement
Investor Suitability	1
Summary Terms	2
Investment Timeline	2
Key Risks	3
Hypothetical Examples of How the Securities Might Perform	8
What are the Tax Consequences of the Securities?	9
Information About the Underlying Asset	12
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	12

Annex A – Form of Final Terms Supplement	A-1

Annex B – UBS Equity Investor - Investment Guide	B-1

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Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You can tolerate a loss of all or a significant portion of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying asset.
♦	You believe that the final price of the underlying asset is not likely to be less than the trigger price.
♦	You believe that the closing price of the underlying asset will be equal to or greater than the initial price on one of the specified observation dates.
♦	You understand and accept that you will not participate in any appreciation in the price of the underlying asset and that your return at maturity is limited to the applicable call return if the Securities are called.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying asset.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying asset.
♦	You would be willing to invest in the Securities based on the call return rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.
♦	You are willing to invest in securities that may be called early and are otherwise willing and able to hold such securities to maturity, and accept that there may be little or no secondary market for the Securities.
♦	You understand and accept the market risk associated with the Securities and will understand and be willing to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You cannot tolerate a loss of all or a significant portion of your initial investment, or you are not willing to make an investment that may have the same downside market risk as the underlying asset.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You believe that the price of the underlying asset will decline during the term of the Securities and the final price of the underlying asset is likely to be less than the trigger price on the final valuation date exposing you to the negative underlying return.
♦	You seek an investment that participates in the full appreciation in the price of the underlying asset or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying asset.
♦	You seek current income from your investment or are unwilling to forgo any dividends paid on the underlying asset.
♦	You would be unwilling to invest in the Securities based on the call return rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.
♦	You are unable or unwilling to hold securities that may be called early or are otherwise unable or unwilling to hold such securities to maturity, or seek an investment for which there will be an active secondary market.
♦	You do not understand or do not accept the market risk associated with the Securities, or do not understand or would be unwilling to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Asset” in the relevant preliminary terms supplement for more information on the underlying asset. You should also review carefully the “Key Risks” section of this prospectus supplement as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

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Summary Terms

Issuer	UBS AG
Booking branch	London Branch
Principal Amount per Security	Unless otherwise specified in the relevant final terms supplement, $10 per Security, offered at a minimum investment of 100 Securities (representing a $1,000) investment and integral multiples of $10 in excess thereof.
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipts (“ADRs”) of a specific company or the shares of a specific exchange traded fund (“ETF”), as specified in the relevant final terms supplement
Call Feature	The Securities will be called automatically if the closing price of the underlying asset on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the corresponding call settlement date a cash payment per Security equal to the call price, which is equal to the principal amount plus the applicable call return, for the applicable observation date. After the Securities have been called, no further amounts will be owed to you under the Securities.
Observation Dates	As specified in the relevant final terms supplement. Any observation date may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Call Return	The call return increases the longer the Securities are outstanding and is based upon the call return rate. The applicable call return for each observation date will be specified in the relevant final terms supplement.
Call Return Rate	As specified in the relevant final terms supplement.
Call Price	The call price equals the principal amount per Security plus the applicable call return. The call prices will be specified in the relevant final terms supplement.
Payment at Maturity (per Security)

If the Securities have not been called and the final price is equal to or greater than the trigger price, UBS will pay you an amount in cash at maturity equal to:

Principal Amount.

If the Securities have not been called and the final price is less than the trigger price, UBS will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline of the underlying asset, for an amount equal to:

$10.00 + ($10.00 × underlying return).

If the Securities are not called, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying Return	Final Price – Initial Price Initial Price
Initial Price(1)	The closing price of the underlying asset on the trade date.
Trigger Price(1)	A specified price of the underlying asset that is less than the initial price, equal to a percentage of the initial price, which will be specified in the relevant final terms supplement.
Final Price(1)	The closing price of the underlying asset on the final valuation date.

Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 2 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the final valuation date. The maturity date may be subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Call Settlement Dates	As specified in the relevant final terms supplement, provided that if such day is not a business day, the call settlement date will be the first following business day.
CUSIP / ISIN / Valoren	Each as specified in the relevant final terms supplement.
(1) As determined by the Calculation Agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Investment Timeline

Trade Date	The initial price of the underlying asset is observed and final terms of the Securities are set.
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Observation Dates	The Securities will be called automatically if the closing price of the underlying asset on any observation date is equal to or greater than the initial price.
If the Securities are called, UBS will pay the call price for the applicable observation date, which is equal to the principal amount plus the applicable call return. Following an automatic call, no further payments will be made on the Securities.
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Maturity Date

The final price is observed on the final valuation date and the underlying return is calculated.

If the Securities have not been called and the final price is equal to or greater than the trigger price, UBS will pay you an amount in cash equal to:

Principal Amount.

If the Securities have not been called and the final price is less than the trigger price, UBS will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss on your investment proportionate to the decline of the underlying asset, for an amount equal to

$10.00 + ($10.00 × underlying return).

If the Securities are not called, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying asset. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the “Key Risks” section in the applicable preliminary terms supplement and the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not called and the final price is less than the trigger price, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
♦	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current underlying asset price is greater than the trigger price at that time.

♦	Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying asset. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, you will not receive any call return. As an investor in the Securities, you will not participate in any appreciation in the price of the underlying asset even though you will be subject to the underlying asset’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying asset.

♦	A higher call return rate or lower trigger price may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate and trigger price, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Securities are set. "Volatility" refers to the frequency and magnitude of changes in the price of the underlying asset. Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the closing price of such underlying asset could be less than its initial level on any observation date and that the final price could be less than its trigger price on the final valuation date and, as a consequence, indicates an increased risk of not receiving the call return and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower trigger price than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. Further, a relatively lower trigger price may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	The probability that the final price is less than the trigger price will depend on the volatility of the underlying asset — “Volatility” refers to the frequency and magnitude of changes in the price of the underlying asset. All things being equal, the greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the underlying return will be negative and that the final price will be less than the trigger price and, as a consequence, indicates an increased risk of loss. Also, a relatively lower trigger price does not necessarily indicate a relatively low risk of loss because the expected volatility of the underlying asset could be high. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Reinvestment risk — The Securities will be called automatically if the closing price of the underlying asset is equal to or greater than the initial price on any observation date. Because the Securities could be called automatically, the term of your investment may be limited. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs. Generally, however, the longer the Securities remain outstanding, the less likely the Securities will be called due to the decline in the price of the underlying asset and the shorter time remaining for the price of the underlying asset to recover. Such periods generally coincide with a period of greater risk of principal loss on your Securities.
♦	Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or ADRs, its issuer (the “underlying asset issuer”) or (ii) in the case of an ETF, the securities, futures contracts or physical commodities constituting the assets of that underlying asset (the “underlying constituents”). These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “information About the Underlying Asset” in relevant the preliminary terms supplement and the underlying asset issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.
♦	Fair value considerations.
o	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and any expected dividends on the underlying asset, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified in the “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” section of the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any dividends paid on the underlying asset, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.
♦	Owning the Securities is not the same as owning the underlying asset or underlying constituents, as applicable - The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, the underlying asset may appreciate substantially during the term of your Securities and you will not participate in such appreciation, if any. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of

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your Securities and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.
♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk that, if the Securities are not automatically called, you will not receive any positive return on your Securities and you may lose a significant portion or all of your initial investment.
♦	The Securities may be subject to exchange rate risk — The underlying asset of the Securities may be (1) the ADRs of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADRs, (2) substituted or replaced by another underlying asset that is quoted and traded in a non-U.S. currency; or (3) an ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Holders of these Securities will be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to these assets.
♦	The Securities may be subject to risks associated with non-U.S. securities markets — The underlying asset of the Securities may be the (1) common stock of a non-U.S. company that is listed on a U.S. exchange, (2) the ADRs of a non-U.S. company or (3) an ETF that invests in non-U.S. securities. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. companies. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
♦	The Securities may be subject to risks associated with emerging market companies — The underlying asset of the Securities may be the (1) common stock of a company organized in an emerging market country that is listed on a U.S. exchange, (2) the ADRs of a company organized in an emerging market country or (3) an ETF that invests in securities of companies organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities may be susceptible, before making a decision to invest in the Securities.
♦	There are important differences between the ADRs and the ordinary shares of a non-U.S. company — The underlying asset of the Securities may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the rights of holders of the ordinary shares. The ADRs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the ADRs, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of, and any amounts payable on, your Securities.
♦	The value of an ETF underlying asset may not completely track the value of the target index — The underlying asset may be an ETF. Such underlying asset may be designed and intended to track the level of a specific index (a “target index”), but various factors, including fees and other transaction costs, may prevent the underlying asset from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying asset may not be equal to the performance of its target index during the term of the Securities.

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♦	The value of an ETF underlying asset may not completely track the value of its underlying constituents — The underlying asset may be an ETF, and although the trading characteristics and valuations of such underlying asset will usually mirror the characteristics and valuations of its underlying constituents, its value may not completely track the value of such underlying constituents. The value of the underlying asset will reflect transaction costs and fees that the underlying constituents in which that ETF invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.
♦	Fluctuation of the net asset value (“NAV”) — The underlying asset of the Securities may be an ETF. The NAV of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying asset and may adversely affect the liquidity and prices of the underlying asset, perhaps significantly. For any of these reasons, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at a price at, above or below its NAV per share.
♦	An ETF underlying asset will likely utilize a passive indexing investment approach – The underlying asset of the Securities may be an ETF. Generally, ETFs are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, if an ETF utilizes a “passive” or indexing investment approach, it will attempt to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from such index, the ETF generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, ETFs are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
♦	There is no affiliation between the underlying asset issuer, or for Securities linked to ETFs, the issuers of the constituent stocks comprising the underlying asset (the “underlying asset constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, unless otherwise specified in the relevant final terms supplement, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.
♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial price, the trigger price and/or the final price of the underlying asset, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement as necessary to achieve an equitable result. In the case of common stock or ADRs, following certain corporate events relating to the underlying asset issuer where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or ADRs of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. Additionally, if the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an ETF, following a delisting, suspension from trading or if an ETF is discontinued, the amount you receive at maturity may be based on a share of another ETF. The occurrence of these antidilution and reorganization events and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the Securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.” Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.
♦	Potential UBS impact on the market price of the underlying asset or any underlying constituent, as applicable — Trading or transactions by UBS or its affiliates in the underlying asset, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset on any observation date (including the final valuation date) and, therefore, the market value of your Securities and any payment of any call return or at maturity.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the Securities are subject to an automatic call or the amount you receive at maturity on your Securities. The calculation agent may also postpone the determination of the closing price of the underlying asset if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. As UBS determines the economic terms of the Securities, including the call return rate and trigger price, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.00%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled "What Are the Tax Consequences of the Securities?" and the section “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Hypothetical Examples of How the Securities Might Perform

Assumptions

The below examples are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the relevant final terms supplement.

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security will be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$300.00
Call Return Rate:	18% per annum (or 1.50% per month)
Observation Dates:	Monthly
Trigger Price:	$240.00 (which is 80.00% of the Initial Price)

Example 1 — Securities are Called on the First Observation Date

Closing price at first Observation Date:	$350.00 (equal to or greater than Initial Price, Securities are called)
Call Price (per Security):	$10.15

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.15 per $10.00 principal amount (a 1.50% total return on the Securities), reflecting your principal amount plus the applicable call return. No further amount will be owed to you under the Securities.

Example 2 — Securities are Called on the Final Valuation Date

Closing price at first Observation Date:	$275.00 (less than Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (less than Initial price, Securities NOT called)
Closing price at third Observation Date:	$275.00 (less than Initial price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all less than Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$350.00 (equal to or greater than Initial price, Securities are called)
Call Price (per Security):	$11.80

Since the Securities are called on the final valuation date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount (an 18.00% total return on the Securities), reflecting your principal amount plus the applicable call return. No further amount will be owed to you under the Securities.

Example 3 — Securities are NOT Called and the Final Price is greater than the Trigger Price

Closing price at first Observation Date:	$275.00 (less than Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (less than Initial price, Securities NOT called)
Closing price at third Observation Date:	$275.00 (less than Initial price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all less than Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$250.00 (less than Initial price, but greater than Trigger price, Securities NOT called)
Payment at Maturity (per Security):	$10.00

Since the Securities are not called and the final price is equal to or greater than the trigger price, at maturity UBS will pay you a total of $10.00 per $10.00 principal amount (a zero percent total return on the Securities), reflecting your principal amount.

Example 4 — Securities are NOT Called and the Final Price is less than the Trigger Price

Closing price at first Observation Date:	$275.00 (less than Initial price, Securities NOT called)
Closing price at second Observation Date:	$250.00 (less than Initial price, Securities NOT called)
Closing price at third Observation Date:	$230.00 (less than Initial price and Trigger price, Securities NOT called)
Closing price at fourth to eleventh Observation Date:	Various (all less than Initial price, Securities NOT called)
Closing price at Final Valuation Date:	$150.00 (less than Initial price and Trigger price, Securities NOT called)
Payment at Maturity (per Security):	$10.00 + ($10 × Underlying Return)
= $10.00 + ($10 × -50%)
= $10.00 – $5.00
= $5.00

Since the Securities are not called and the final price is less than the trigger price, at maturity UBS will pay you a total of $5.00 per $10.00 principal amount (a 50.00% loss on the Securities), reflecting your principal amount minus a loss that is proportionate to the decline of the underlying asset.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including payments in respect of an automatic call or any repayment of principal, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities and you could lose all of your initial investment.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative or judicial ruling to the contrary, to characterize the Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon automatic call or maturity of your Securities is determined, even though you may not receive any amounts from the issuer in respect of your Securities which ends prior to the automatic call or maturity of your Securities. In such a case, you may be treated as having a holding period in respect of your Securities prior to the automatic call or maturity of your Securities, and such holding period may be treated as less than one year even if you receive a payment upon the automatic call or maturity of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations. You should consult your tax advisor regarding this risk.

Section 1297. We will not attempt to ascertain whether any underlying asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Unless otherwise specified in the relevant final terms supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that, based on certain factual representations received from us, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code, to the extent the issuer of any underlying asset were treated as a “passthru entity”) such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward” in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Constructive Ownership. If a Security references an underlying asset that is a “regulated investment company” (or a “trust”) such as certain ETFs, a real estate investment trust (a “REIT”), a PFIC, a partnership, or other “passthru entity”, it is also possible that the IRS could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the taxable disposition of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the passthru entity on the date that you purchased your Securities and sold such interest in the passthru entity on the date of the taxable disposition of the Securities. In the case of Securities referencing a gold or silver ETF, if Section 1260 were to apply to your Securities any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special (higher) 28% maximum rate that is applicable to “collectibles”.

In regard to the constructive ownership rules, we will not attempt to ascertain whether any underlying asset issuer would be treated as a passthru entity for purposes of Section 1260 of the Code. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult with your tax advisor regarding the possible consequences to you if any such entity is or becomes a passthru entity.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue current income in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their ‘‘net investment income’’, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an

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unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. If you are not a U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and “FATCA”, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of the Securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition of the Securities and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the underlying asset issuer or any underlying asset constituent stock issuer issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any underlying asset issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2021.

Unless otherwise specified in the relevant final terms supplement, we expect to be able to determine that the Securities are not “delta-one” with respect to the underlying asset or any underlying constituents, as applicable, and if we do make that determination, we expect our counsel would be able to opine that the Securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination as specified in the relevant final terms supplement will not be binding on the IRS, and the IRS may disagree with that determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset, underlying constituents, as applicable, or your Securities, and following such occurrence your Securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset, any underlying constituents, as applicable, or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset, the underlying constituents, as applicable, or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (‘‘FATCA’’) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on ‘‘withholdable payments’’ (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and ‘‘passthru payments’’ (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying

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agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will not be interest payments over the entire term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of the underlying asset issuer and the underlying asset constituent stock issuers, as applicable).

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Information About the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Exchange Act of 1934 (as amended, the “Exchange Act”) and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the applicable underlying asset issuer can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” in this prospectus supplement.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Annex A

Form of Final Terms Supplement

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The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated October 31, 2018, Product Supplement dated October 31, 2018 and Prospectus Supplement dated November 1, 2018)

Final Terms Supplement

UBS AG Trigger Autocallable Optimization Securities

UBS AG $[n] Securities Linked to [common stock] [American depositary receipts] [shares] of [n] due [n]

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately [•] months, unless called earlier.
Underlying Asset	The [common stock] [American depositary receipts] [shares] of [•].
Call Feature	The Securities will be called automatically if the closing price of the underlying asset on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date. No further amounts will be owed to you under the Securities.
Observation Dates	As specified in Call Price below.
Call Return	The call return increases the longer the Securities are outstanding and is based upon the call return rate.
Call Return Rate	[•]% per annum (or approximately [•]% accrued per outstanding [month])
Call Price

The call price equals the principal amount per Security plus the applicable call return.

The table below reflects the call return rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

	Observation Date*	Call Return	Call Price (per Security)
	[•]	[•]	[•]

* Observation dates are subject to the market disruption event provisions discussed in the accompanying product supplement.
Payment at Maturity (per Security)

If the Securities have not been called and the final price is equal to or greater than the trigger price, we will pay you an amount in cash per Security on the maturity date equal to your principal amount.

If the Securities have not been called and the final price is less than the trigger price, UBS will pay you an amount in cash that is significantly less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline of the underlying asset, for an amount equal to: $10.00 + ($10.00 × underlying return).

Underlying Return	Final Price – Initial Price Initial Price
Initial Price	$[•], which is the closing price of the underlying asset on the trade date, as determined by the calculation agent and as may be adjusted in the case of certain corporate events, as described in the accompanying product supplement.
Trigger Price	$[•], which is [•]% of the initial price of the underlying asset, as determined by the calculation agent and as may be adjusted in the case of certain corporate events, as described in the accompanying product supplement.
Final Price	The closing price of the underlying asset on the final valuation date, as determined by the calculation agent as may be adjusted in the case of certain corporate events, as described in the accompanying product supplement.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the accompanying product supplement)
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the accompanying product supplement)
Call Settlement Dates	Three business days following each observation date, except that the call settlement date for the final valuation date will be the maturity date.
CUSIP / ISIN / Valoren	[•]

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-3, under “Key Risks” beginning on page 3 of the prospectus supplement and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Securities as of the trade date is $[∙] for Securities linked to the underlying asset. The estimated initial value of the Securities was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages A-3 and A-4 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-2. The Securities will have the terms set forth in the Prospectus Supplement dated November 1, 2018 relating to the Securities, the accompanying product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
[•]	Total	Per Security	Total	Per Security	Total	Per Security
	$[•]	$10.00	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank
Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus supplement dated November 1, 2018:
[n]

Market-Linked Securities product supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated November 1, 2018, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018 relating to the Securities generally and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated October 31, 2018.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying asset is equal to or greater than the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and you will lose a significant portion or all of your initial investment in an amount proportionate to the decline in the price of the underlying asset.
♦	The contingent repayment of your principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current underlying asset price is greater than the trigger price at that time.
♦	Your potential return on the Securities is limited to the call return — The return potential of the Securities is limited to the call return regardless of the appreciation of the underlying asset. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier the Securities are called, the lower your return will be. If the Securities are not called, you will not receive any call return. As an investor in the Securities, you will not participate in any appreciation in the price of the underlying asset even though you will be subject to the underlying asset’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying asset.
♦	A higher call return rate or lower trigger price may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate and trigger price, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Securities are set. "Volatility" refers to the frequency and magnitude of changes in the price of the underlying asset. Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the closing price of such underlying asset could be less than its initial level on any observation date and that the final price could be less than its trigger price on the final valuation date and, as a consequence, indicates an increased risk of not receiving the call return and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower trigger price than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. Further, a relatively lower trigger price may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	No interest payments — UBS will not pay interest with respect to the Securities.
♦	Reinvestment risk — The Securities will be called automatically if the closing price of the underlying asset is equal to or greater than the initial price on any observation date. If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as the first observation date after issuance, you should be prepared in the event the Securities are called early.
♦	Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or American depositary receipts, its issuer (the “underlying asset issuer”) or (ii) in the case of an ETF, the securities, futures contracts or physical commodities constituting the assets of that underlying asset. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer and the underlying asset for your Securities. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.
♦	Fair value considerations.
o	The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying asset, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in

A-3

rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities, and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any dividends paid on the underlying asset, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.
♦	Owning the Securities is not the same as owning the underlying asset — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset over the term of your Securities. Furthermore, the underlying asset may appreciate substantially during the term of your Securities and you will not participate in such appreciation.
♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying asset will rise or fall. The price of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk that, if the Securities are

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not automatically called, you will not receive any positive return on your Securities and you may lose a significant portion or all of your initial investment.
♦	The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying asset, the calculation agent may make adjustments to the initial price, the trigger price and/or the final price of the underlying asset. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary receipts, following certain corporate events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity (if any) may be based on the common stock or American depositary receipt of a successor to the underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such corporate event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock or American depositary receipts issued by another company. In the case of an ETF, following a delisting, suspension from trading or if an ETF is discontinued, the amount you receive at maturity may be based on a share of another ETF. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the Securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.
♦	[Exchange rate risk — The Securities are linked to the American depositary receipts of a non-U.S. company. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for the Securities.]
♦	[Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary receipts of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary receipts may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary receipts involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]
♦	[There are important differences between the American depositary receipts and the ordinary shares of a non-U.S. company — The Securities are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of American depositary receipts and the rights of holders of the ordinary shares. The American depositary receipts are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary receipts, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary receipts. Any such differences between the rights of holders of the American depositary receipts and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of, and any amounts payable on, your Securities.]
♦	[Risks associated with non-U.S. companies — The Securities are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of, and any amounts payable on, the Securities.]
♦	[Risks associated with emerging market companies — The underlying asset issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should

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carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.]
♦	[[The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such ETF invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying asset will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that ETF invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market. ]]
♦	[[Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s securities, futures contracts or physical commodities holdings. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at a price at, above or less than its NAV per share.]]
♦	[[Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.]]
♦	There is no affiliation between the underlying asset issuer, or for Securities linked to ETFs, the issuers of the constituent stocks comprising the underlying asset (the "underlying asset constituent stock issuers"), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or, if applicable, any underlying asset constituent stock issuers. However, we are not affiliated with the underlying asset issuer or any underlying asset constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer or, if applicable, each underlying asset constituent stock issuer. Neither the underlying asset issuer nor any underlying asset constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the final price is less than the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the closing price of the underlying asset if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, final price and/or the underlying asset itself for certain corporate events affecting the underlying asset. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. As UBS determines the economic terms of the Securities, including the call return rate and trigger price, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Securities. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is

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competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities which may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of [•]% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled "What are the Tax Consequences of the Securities" in the prospectus supplement and "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement and consult your tax advisor about your tax situation.

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Information About the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the applicable underlying asset issuer can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

[Underlying Asset]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•], [•] was $[•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly High”, “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the trigger price of $[•], which is equal to [•]% of the closing price on [•], [•]. Past performance of the underlying asset is not indicative of the future performance of the underlying asset.

[GRAPHIC]

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in the prospectus supplement under “What are the Tax Consequences of the Securities?” and the accompanying product supplement under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards” [IF ETF OR REIT AND SD → MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: and particularly the discussion in respect of the “constructive ownership” rules under Section 1260 of the Code (defined below),] and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. [IF ETF OR REIT AND SD ' MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: Subject to the constructive ownership rules, discussed below, such][IF CS OR ADR, INSERT: Such] [IF SD → MD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be short-term capital gain or loss if you have held your Securities for a period of one year or less.][IF SD → FVD IS EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less).][IF SD → FVD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY AND SD → MD IS MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon automatic call or maturity of your Securities is determined, even though you may not receive any amounts from the issuer in respect of your Securities prior to the automatic call or maturity of your Securities. In such a case, you may be treated as having a holding period in respect of your Securities which ends prior to the automatic call or maturity of your Securities, and such holding period may be treated as less than one year even if you receive a payment upon the automatic call or maturity of your Securities at a time that is more than one year after the beginning of your holding period.] The deductibility of capital losses is subject to limitations.

We will not attempt to ascertain whether the underlying asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If the underlying asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by the underlying asset issuer and consult your tax advisor regarding the possible consequences to you in the event that such entity is or becomes a PFIC or USRPHC.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, [IF ETF OR REIT AND SD ' MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code),] such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward” in the accompanying product supplement. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

[IF ETF OR REIT AND SD ' MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: Section 1260. Because the underlying asset would be treated as a “passthru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income, and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.]

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue current income and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

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Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their ‘‘net investment income’’, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. If you are a non-U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and “FATCA,” you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). Subject to [IF REIT, INSERT: Section 897 of the Code and] Section 871(m) of the Code, discussed below, gain from the taxable disposition of the Securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

[IF REIT, INSERT: Section 897. We will not attempt to ascertain whether the underlying asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the underlying asset issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity for their Securities as a USRPHC and the Securities as USRPI.]

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the Securities are not “delta-one” with respect to the underlying asset [IF ETF OR REIT, INSERT: or any U.S. underlying constituent], our counsel is of the opinion that the Securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or your Securities, and following such occurrence your Securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

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Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will not be interest payments over the entire term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities (including possible alternative treatments and the issues presented by Notice 2008-2) arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks —Limited or no secondary market and secondary market price considerations” on pages A-3 and A-4 of this final terms supplement.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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Validity of the Securities

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this final terms supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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ANNEX B

UBS Equity Investor – Investment Guide

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UBS Equity Investor

Investor guide

Summary

UBS Equity Investor (EQI) is a proprietary structuring and trading system that allows select structured investments to be customized and traded on a same-day basis for as little as $100,000. While each investment built on EQI is issued by UBS AG, the structure, terms, and underlying asset can be selected on EQI from within defined parameters. The $100,000 minimum investment can be aggregated among multiple investors, so you can work with your Financial Advisor to create an offering based solely on your needs, or you can participate with other investors in other offerings created in EQI.

Because EQI investments are created and executed on a same day basis, it is important that you familiarize yourself with the features and risks of these investments before considering a specific offering.

In this guide you will learn about how EQI works. In the accompanying investment guide you will learn about some of the features and risks of one structure available on EQI. In the prospectus supplement, of which this investor guide is an annex, you will find a sample final terms supplement and links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for securities that can be created on EQI, which you should read and understand prior to investing. You will also find instructions to access additional information about the issuer of these securities, UBS AG.

How EQI works

EQI contains a selection of structures that each has a unique return profile. Within each structure, EQI provides the ability to choose certain parameters of the investment, including the underlying asset from a selection of stocks and exchange-traded funds, maturity date and any applicable call and / or coupon observation and payment dates. Lastly, EQI allows for one or more of the pricing terms (e.g. coupon, upside participation, maximum gain, degree of any downside risk mitigation) to be set. EQI will then solve for the final pricing variable that was not set.

Because the payment on a structured investment is economically similar to a combination of bonds and options, factors that impact the pricing of bonds and options also impact the terms and value of the securities. Factors that affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that affect the pricing of an option include the expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the performance of the underlying asset. You should be aware that more favorable pricing terms for a structured investment, such as a higher coupon rate or greater degree of risk mitigation, may be due to one of these pricing factors indicating more risk in the investment. This can be a greater potential risk of loss at maturity, greater risk of receiving no coupon, greater dividend give-up for the underlying asset, or a longer investment tenor. Lastly, costs and fees, including selling commissions paid to UBS Financial Services Inc. and structuring and hedging costs of UBS and its affiliates, also affect the terms and pricing of the securities.

When the parameters for a security are set in EQI, your financial advisor will e-mail you a preliminary terms supplement summarizing the key terms, conditions and risks for the security. The preliminary terms supplement should be read in conjunction with the base offering documents including this investor guide.

In the preliminary terms supplement, the variable that was solved for by EQI will be represented with an indicative range. This variable will be set at the time the trade is executed on the trade date based on market conditions at that time. The variable will be at the better end of the range for a limited amount of time after the preliminary terms supplement is sent. Otherwise, the range is valid until the issuer stops accepting orders for that offering, which is generally at 3pm, Eastern time. Additionally, the range in the preliminary terms supplement assumes a $100,000 total investment, which is the minimum size. However, you should be aware that the final pricing term will generally be positively impacted if the total investment amount, which can include multiple investors, exceeds the $100,000 minimum.

The deadline to place an order for an offering created on EQI is generally 3pm, Eastern time, on the same day the prospectus is delivered. This day will become the trade date for your security. If an order is not placed by the deadline, a new preliminary terms supplement with updated terms will need to be generated in order to place an order. Because EQI offerings are created and executed on the same day, you should carefully review the base offering documents and sample final terms supplement for the structure and be comfortable with the features and risks of the investment prior to considering your first transaction in the structure.

When deciding how much to invest in any individual security, consider your market exposure to the underlying asset and your overall credit exposure to UBS. Generally, you should not invest more in a security than you would be willing to invest directly in the underlying asset. You should also consider your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk.

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Trigger Autocallable Optimization Securities

Call Return  |  Downside exposure subject to a trigger feature  |  Autocallable

Investment summary

Trigger Autocallable Optimization Securities provide the potential for accelerated return opportunities in flat or rising markets for investors who are comfortable accepting the downside market risk of the stock (including American depositary receipts) or exchange-traded fund (ETF) to which the security is linked (the underlying asset).

Each security is linked to a selected underlying asset, such as a stock or an exchange-traded fund. Investors will not participate in any appreciation of the underlying asset. However, on periodic observation dates, the closing price of the underlying asset is observed and if it is equal to or greater than its closing price on the trade date (the initial price), the issuer will call the securities and repay the principal amount plus a return equal to the call return. The call return increases the longer the securities are outstanding. Once the securities have been called, no further payments are made.

If the securities are never called, the issuer will repay the full principal amount at maturity only if the closing price of the underlying asset on the final observation date is equal to or greater than the trigger price. However, if the underlying asset closes below the trigger price on the final observation date, investors will have exposure to the downside market risk of the underlying asset. In that case, the issuer will pay less than the full principal amount at maturity, resulting in a loss of principal equal to the negative underlying asset return.

The costs and fees associated with Trigger Autocallable Optimization Securities include a sales commission paid to UBS Financial Services Inc. as well as hedging costs, issuance costs and projected profits to the issuer. Please see the applicable offering materials for actual costs and fees.

Example terms

Issuer	UBS AG London Branch
Underlying asset	The common stock of a selected company
Term	1 year (if not called earlier)
Observation dates	Monthly
Call return rate	18% per annum (1.5% return if called on the first observation date)
Initial price	$10.00
Trigger price	$7.50 (75% of the initial price)
Minimum investment	$1,000
Principal amount (per security)	$10.00

Example call payment/ payment at maturity
(per $1,000 invested)

Closing price of the underlying asset	Payment if called after:											Payment at maturity*
	1st observation date	2nd observation date*	3rd observation date*	4th observation date*	5th observation date*	6th observation date*	7th observation date*	8th observation date*	9th observation date*	10th observation date*	11th observation date*
…	…	…	…	…	…	…	…	…	…	…	…	…
$14.00	$1,015	$1,030	$1,045	$1,060	$1,075	$1,090	$1,105	$1,120	$1,135	$1,150	$1,165	$1,180
$13.00	$1,015	$1,030	$1,045	$1,060	$1,075	$1,090	$1,105	$1,120	$1,135	$1,150	$1,165	$1,180
$12.00	$1,015	$1,030	$1,045	$1,060	$1,075	$1,090	$1,105	$1,120	$1,135	$1,150	$1,165	$1,180
$11.00	$1,015	$1,030	$1,045	$1,060	$1,075	$1,090	$1,105	$1,120	$1,135	$1,150	$1,165	$1,180
$10.00	$1,015	$1,030	$1,045	$1,060	$1,075	$1,090	$1,105	$1,120	$1,135	$1,150	$1,165	$1,180
$9.00	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	$1,000
$8.00	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	$1,000
$7.00	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	$700
$6.00	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	$600
…	…	…	…	…	…	…	…	…	…	…	…	…
$0.00	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	no call	$0

* If not previously called. If the securities are called, no further payments are made.

Examples are hypothetical and are not representative of the performance of any security. Please see the applicable offering materials for actual terms and conditions which will vary and should be considered carefully before investing.

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Selected risk considerations

Below, we summarize some of the key risks typically associated with investing in Trigger Autocallable Optimization Securities. Prior to investing in any security, please review the complete description of the risks that apply to that specific security in the applicable offering documents. In addition, you should familiarize yourself with the particular market risks and other risks associated with the specific underlying asset. Investing in the securities is not suitable for all investors.

Issuer credit risk

Trigger Autocallable Optimization Securities are unsubordinated unsecured debt instruments of the issuer. Any payment on a security, including any repayment of principal, is subject to the creditworthiness of the issuer. If the issuer is bankrupt or otherwise cannot pay its obligations when due, investors may lose their entire investment in the securities.

Additionally, it is possible for the securities, to be restructured, written down or converted to equity by regulatory authorities. For example, this could occur in a situation where the issuer is not in bankruptcy or has yet to default but the regulatory authority is trying to minimize the impact of the issuer failing on the broader economy and financial system. If any of these actions were to occur, investors could lose up to their entire investment.

Risk of loss

The securities are not traditional debt instruments and are not a substitute for traditional debt instruments. If the underlying asset closes below the trigger price on the final observation date, investors will participate in the full negative underlying asset return and may lose up to their entire investment. In addition, underlying assets with higher expected volatility (meaning the expected frequency and magnitude of changes of the underlying asset's price) are generally associated with securities with a relatively higher call return rate and/or a lower trigger price relative to otherwise comparable securities. Higher expected volatility indicates a greater expectation that the underlying asset will close below the trigger price on the final valuation date. Therefore, a relatively higher call return rate than the yield payable on an issuer's conventional debt securities with a similar maturity or on otherwise comparable securities may indicate an increased risk of loss or of the securities not being called. Additionally, a relatively lower trigger price may not necessarily indicate that the securities have a greater likelihood of returning principal at maturity.

No income

The securities do not pay interest. Investors may earn no return over the entire term of the securities and may lose up to their entire investment.

Potential returns are limited

Potential returns on the securities are limited to the applicable call return, which the issuer will only pay if the securities are called on a periodic observation date. Investors will not participate in any appreciation of the underlying asset even though they may be exposed to the full decline in the price of the underlying asset.

Call and reinvestment risk

If the securities are called before maturity, investors will not earn any further return on the securities and may not be able to reinvest in similar securities with similar terms. Generally, the longer the securities are outstanding, the less likely it is that they will be automatically called due to the decline in the price of the underlying asset and the shorter remaining time to maturity for the price of the underlying asset to recover.

No direct ownership of the underlying asset

Owning a security does not provide an investor with the same benefits as directly owning the underlying asset (or any stocks included in the underlying asset). Investors in the securities will not receive any dividends paid with respect to the underlying asset (or any stocks included in the underlying asset) and will not have voting rights that direct owners may have. Corporate actions with respect to the underlying asset may result in different economic outcomes for direct owners than for security investors.

Market risk prior to maturity

Because the payment on the securities is economically similar to a combination of bonds and options, the value of the securities prior to maturity is expected to fluctuate based on a number of factors. Factors that can affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that can affect the pricing of an option include expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the underlying asset price relative to the option's strike price. Additionally, costs and fees, discussed below, also affect the value of the securities prior to maturity. Because of changes in these and other factors, the value of the securities prior to maturity may be substantially different than the payment expected at maturity even if the price of the underlying asset is above the closing price on the trade date or the trigger price. Investors must hold their securities until called or until maturity to receive the stated payout from the issuer.

No guarantee of liquidity

The securities are not listed or actively traded investments. UBS Securities LLC and its affiliates may make a market for the securities, but they are not required to do so and may stop at any time. Furthermore, a secondary trading market for the securities may not develop and investors should be prepared to hold their securities to maturity. Investors who are able to sell their securities prior to maturity may receive a price that is at a substantial discount to their initial cost even if the price of the underlying asset is above the coupon barrier/trigger price and may incur losses on their investment.

Fair value considerations

The issue price of the securities will exceed their initial estimated value due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. The issuer determines the initial estimated value by reference to its internal pricing models which use, among other variables, an internal funding rate which will reduce the economic value of the securities and may adversely affect any secondary market transactions.

Mergers and other corporate actions

The calculation agent is required to adjust the terms of the securities only for specified mergers and other corporate actions. If a corporate action occurs and the calculation agent makes no adjustment to the terms of the securities the value of the securities may be adversely affected.

Potential conflicts

The issuer and its affiliates may play a variety of roles in connection with the securities, including acting as calculation agent and hedging the issuer's obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates may be adverse to the interests of investors. Additionally, affiliates of the issuer will derive compensation from sales of the securities.

Taxation

The tax treatment of the securities is complex. The offering documents contain a tax disclosure discussing the expected federal income tax consequences of investing in the securities. Significant aspects of the tax treatment of the securities may be uncertain. UBS Financial Services Inc. and its employees do not provide tax advice. Investors should consult their own tax advisor about their own tax situation before investing in any securities.

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, the base offering documents) for the securities which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

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